EXHIBIT 99.1

The Board of Directors recommends that you REJECT the CMG Offer and not tender your shares.

March 6, 2023

Dear Stockholder:

I am writing to you on behalf of the board of directors (the "Board") of Sila Realty Trust, Inc. (the "Company", "we", "our", or "us") to notify you about the unsolicited tender offer being made for shares of the Company's Class A common stock (the "Shares") by an unaffiliated third party in what we believe is an opportunistic attempt to purchase your shares at a low share price.

CMG Partners, LLC and its affiliates, CMG Income Fund II, LLC, CMG Liquidity Fund, LLC and Blue River Capital, LLC (collectively, “CMG”) notified the Company that CMG intends to make an unsolicited tender offer to the holders of our Shares (the "CMG Offer"). You may have already received CMG’s tender offer materials (the "Tender Offer Materials"). CMG is offering to purchase up to an aggregate of 500,000 Class A shares at a price of $4.16 per share in cash.

In evaluating the terms of the CMG Offer, the Board: (1) reviewed the terms and conditions of the CMG Offer; (2) considered other information relating to the Company's historical financial performance, portfolio of assets and future opportunities; (3) evaluated various factors it deemed relevant in light of its knowledge of the Company's business, financial condition, portfolio of assets and future prospects; and (4) took into account the fact that CMG is making the offer for investment purposes and with the intention of making a profit from the ownership of the Shares.

The following are the material factors considered by the Board in evaluating the CMG Offer:

(i)The Board believes that the CMG Offer represents an opportunistic attempt by CMG to purchase the Shares at a low share price and make a profit and, as a result, deprive any Company stockholders who tender their Shares of the potential opportunity to realize the full long-term value of their investment in the Company. The Board notes that because the Company is a non-exchange traded REIT, there is a limited market for the Company's common stock, and there can be no certainty regarding the long-term value of the Company's common stock because the value is dependent on a number of factors including: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts; policies and guidelines applicable to real estate investment trusts; the Company's ability to maintain tenant occupancy levels; and the availability of capital and debt financing.

(ii)As admitted by CMG, it is making the offer "with the intention of making a profit." CMG is a for profit business that, among other things, capitalizes on the illiquidity of shares by buying shares at what CMG believes is a discounted price in order to make a profit. The CMG Offer indicates that CMG believes that the Shares will be worth more in the future. Neither we nor any of our affiliates are in any way affiliated with CMG. CMG states that it was "motivated to establish a price low enough to anticipate making a profit on its investment, yet which might be acceptable to [the Company’s] [s]hareholders who desire liquidity", and acknowledges that the price of $4.16 per Share offered is below the Company's estimated net asset value ("NAV") of $8.22 per Share (the "Estimated Per Share NAV"). Although this does not represent the price that a stockholder could obtain in the open market, or otherwise, the price of the CMG Offer is only approximately 50% of the Company's Estimated Per Share NAV. The current NAV was determined and announced in August 2022.

CMG further concedes that "[n]o independent person has been retained to evaluate or render any opinion with respect to the fairness of the [o]ffer [p]rice and no representation is made by [CMG] or any affiliate of [CMG] as to such fairness." This arbitrary methodology is in contrast to the rigorous methods used by the Company in developing its NAV, including the engagement of an independent third-party appraisal firm. CMG acknowledges that the price of the offer was established based on CMG’s objectives and not necessarily based on what is in the best financial interest of you and the other Company stockholders. Moreover, CMG admits that it has "not made an independent appraisal of the Shares or the [Company's] properties" and that CMG is "not qualified to appraise real estate."
(iii)The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets, in response to the real estate and capital markets, and due to other macroeconomic and microeconomic influences. These risks are not reflected in our current Estimated Per Share NAV.
(iv)The Securities and Exchange Commission (the "SEC") has recommended "extreme caution" to investors with respect to the heightened risks involved with offers such as the CMG Offer. In addition to this letter, we strongly encourage you to read the information provided by the SEC, here (www.sec.gov/investor/pubs/minitend.htm) and here (www.sec.gov/rules/interp/34-43069.htm). The SEC makes the following admonitions:
1.If the offer is for less than 5% of a company's shares, it is a "mini-tender offer" and "you should proceed with caution." The CMG Offer is for, at maximum, less than 1% of our shares. Thus, it is a mini-tender offer, and you should proceed with caution.
2."Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off-guard if the investors do not compare the offer price to the current market price."
3."[I]nvestors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it."
4."[M]ini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide." We believe the materials provided along with the CMG Offer fail to adequately address certain matters, such as: a complete description of the risks associated with the CMG Offer; a clear discussion of the methodologies used by CMG to determine the price of the offer or how it has valued the Company's shares; and completeness of disclosure as to the identity of CMG, its control persons and promoters and their financial wherewithal.

(v)There is no guarantee that the CMG Offer can or will be completed as soon as CMG contemplates in its offer. The CMG Offer does not initially expire until April 12, 2023, and this date may be extended by CMG, subject to compliance with applicable securities laws, in its sole discretion. CMG expressly reserves the right to amend the terms of the CMG Offer, including by decreasing the $4.16 per Share offer price or by changing the number of Shares being sought or the type of consideration, at any time before the CMG Offer expires.
In summary, we believe the CMG Offer represents an attempt by CMG to catch current stockholders of the Company off-guard and acquire the Shares at a low price in order to make a profit and, as a result, deprive the stockholders that tender their Shares of the Company's common stock of the full potential long-term value of the Shares. As provided by CMG in the CMG Offer, stockholders who tender their Shares of the Company's common stock will assign their right to receive distributions that are paid after the CMG Offer expires. Stockholders who tender their shares pursuant to the CMG Offer would thus give up their rights to any distributions after April 12, 2023 (or such other date to which the CMG Offer may be extended).
In light of the above factors, the Board strongly recommends that the Company's stockholders reject the CMG Offer. Each stockholder must independently evaluate whether to tender its shares of the Company's common stock to CMG pursuant to the CMG Offer.
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares of the Company's common stock. We strongly urge you to carefully consider all aspects of the CMG Offer in light of your own circumstances, including: (i) your investment objectives; (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means; (iii) other financial opportunities available to you; (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by CMG, as well as the Company's publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the CMG Offer before deciding whether to tender your shares of the Company's common stock.
PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To accept the CMG Offer, follow the instructions in CMG's Tender Offer Materials. To REJECT the CMG Offer, simply ignore them; you do not need to respond to anything. If you have already agreed to tender your Shares pursuant to the CMG Offer, you may withdraw your acceptance of the CMG Offer by notifying CMG at any time prior to the termination of the CMG Offer.

Should you have any questions or need further information about your options, please feel free to contact the Company's Investor Relations Department at IR@silarealtytrust.com or by writing to Computershare, P.O. Box 43007, Providence, RI 02940-3007.

Be well and be safe.

Sincerely,

Michael A. Seton
President and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements
Certain statements of the Company included in this letter that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or related assumptions or forecasts) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the above involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company's SEC reports, including, but not limited to, the risk that our NAV may not reflect the value that our stockholders would receive upon the liquidation of our assets and settlement of our liabilities or a sale of the Company; the risks related to the availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the Company's business; and other factors, including those set forth in the Risk Factors provided in the Company's Annual Report on Form 10-K.